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                                AMENDED AND RESTATED

                      REVOLVING CREDIT AND SECURITY AGREEMENT

                                   BY AND BETWEEN

                               BRAUN'S FASHIONS, INC.

                                        AND

                            BRAUN'S FASHIONS CORPORATION

                                        AND

                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                            Dated as of: March 15, 1999

                                       [LOGO]

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

                                AMENDED AND RESTATED

                      REVOLVING CREDIT AND SECURITY AGREEMENT

Dated as of March 15, 1999


          BRAUN'S FASHIONS, INC., a Minnesota corporation ("Borrower"), BRAUN'S FASHIONS CORPORATION, a Delaware corporation ("Guarantor") and NORWEST BANK MINNESOTA, a national banking association ("Lender"), hereby agree as follows:

                                      RECITALS

          FIRST: the Borrower, the Guarantor and the Lender are parties to that certain Revolving Credit and Security Agreement dated as of December 2, 1996, as amended by that certain First Amendment to Revolving Credit and Security Agreement dated April 8, 1998, effective as of February 25, 1998 (together, the "Existing Credit Agreement"), whereby the Lender provides to the Borrower a revolving credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000).

          SECOND: the parties hereto wish to extend the term of the Existing Credit Agreement, increase the amount of the revolving credit commitment thereunder and make certain other changes to the terms and conditions under which the Lender provides to the Borrower the revolving credit commitment.

          THIRD: the parties have agreed to execute and deliver this Amended and Restated Revolving Credit and Security Agreement in order to accomplish the foregoing objectives.

          NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower, Guarantor and Lender agree as follows:

                                    1. DEFINITIONS

          1.1.  DEFINITIONS.

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

          "Advance" means a Revolving Advance.

          "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Outstanding" means the sum of the outstanding principal balance of the Revolving Note and the L/C Amount.

          "Agreement" means this Amended and Restated Revolving Credit and Security Agreement, as amended, supplemented or restated from time to time.

          "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Minneapolis, Minnesota.

          "Base Rate" means the rate of interest publicly announced from time to time by Lender as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

          "Borrowing Base" means, at any time the lesser of:

          (a)   the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion with prior written or telefacsimile notice to the Borrower, the sum of:

                (i) either (A) between June 1 and August 31 in any year, and so long as there are no outstanding Advances, 80% of Eligible Apparel Inventory, or (B) at all other times, 70% of Eligible Apparel Inventory; and

                (ii)     30% of Eligible Accessories Inventory

          "Capital Expenditures" for a period means any expenditure of money for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet.

          "Cash Flow" means, for any period of determination, Net Income, plus depreciation and amortization, plus any Interest Expense which is accrued but not paid currently, plus repayments of Stock Purchase Loans, minus Capital Expenditures to the extent such Capital Expenditures are paid in cash, minus all scheduled repayment of principal on Debt
     (whether or not actually paid), minus all funds expended after the date of this Agreement for the repurchase, redemption or retirement of the Guarantor's 12% Senior Subordinated Notes, minus all funds expended after the date of this Agreement for the repurchase, redemption or retirement of the Guarantor's issued and outstanding capital stock to the extent permitted hereunder, minus any Stock Purchase Loans made by the Borrower or the Guarantor to the extent such loans are made in cash, all as determined in accordance with GAAP on a consolidated basis.

          "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, and all sums on deposit in any Collateral Account; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) all sums on deposit in the Special Account.

          "Collateral Account" has the meaning given in SECTION 3.3.

          "Commitment" means the Lender's commitment to make Advances and to cause the Issuer to issue Letters of Credit to or for the Borrower's account pursuant to ARTICLE 2.

          "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to ARTICLE 2.

          "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date such Default or Event of Default is cured to the Lender's satisfaction or waived in writing.

          "Default Rate" means an annual rate equal to two percent (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Eligible Accessories Inventory" means Eligible Inventory consisting of accessories and jewelry.

          "Eligible Apparel Inventory" means Eligible Inventory consisting of apparel.

          "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible
     Inventory:

                (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                (ii)     Supplies, packaging, parts or sample Inventory;

                (iii)    Work-in-process Inventory;

                (iv) Inventory that is damaged, obsolete, slow moving (that is, over four months old) or not currently saleable in the normal course of the Borrower's operations;

                (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

                (vi)     Inventory that is perishable or live;

                (vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                (viii) Inventory that is subject to a security interest in favor of any Person other than the Lender; and

                (ix) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

          "Environmental Laws" has the meaning specified in SECTION 5.12.

          "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

          "Event of Default" has the meaning specified in SECTION 8.1.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one quarter of one percent (0.25%), which annual rate shall change when and as the Base Rate changes.

          "Existing Credit Agreement" is defined in the Recitals to this Agreement.

          "Funding Date" has the meaning given in SECTION 2.1.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements previously delivered by the Borrower to the Lender.

          "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

          "Guarantor" means Braun's Fashions Corporation, a Delaware corporation.

          "Hazardous Substance" has the meaning given in SECTION 5.12.

          "Interest Expense" means, for a fiscal year-to-date period, the Borrower's total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation,
     (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

          "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "Inventory Turns Ratio" means, for any period, the product obtained by dividing the total net sales for the prior 12-month period by the average month-end retail value of all Inventory for the same 12-month period, all as determined in accordance with GAAP.

          "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

          "Issuer" means the issuer of any Letter of Credit.

          "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

          "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

          "Letter of Credit" has the meaning specified in SECTION 2.2.

          "Loan Documents" means this Agreement, the Note, the Security Documents, the Guaranty and the Security Agreement.

          "Maturity Date" means June 30, 2002.

          "Maximum Line" means $12,000,000, unless said amount is reduced pursuant to SECTION 2.10, in which event it means the amount to which said amount is reduced.

          "Net Income" means fiscal year-to-date after-tax net income.

          "Note" means the Revolving Note.

          "Obligations" means the Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness of the Borrower arising under this Agreement, the Note, any L/C Application completed by the Borrower, or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

          "Obligation of Reimbursement" has the meaning given in
     SECTION 2.3(a).

          "Permitted Lien" has the meaning given in SECTION 7.1.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

          "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in EXHIBIT C attached hereto.

          "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Revolving Advance" has the meaning given in SECTION 2.1.

          "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of EXHIBIT A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Agreement" means the Security Agreement dated December 2, 1996 by the Guarantor in favor of the Lender.

          "Security Documents" means this Agreement, the Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Interest" has the meaning given in SECTION 3.1.

          "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by SECTION 2.4.

          "Stock Purchase Loans" means loans made by the Borrower or the Guarantor to enable officers and directors of the Borrower or the Guarantor to purchase shares of common stock of the Guarantor.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Termination Date" means the earliest of (i) the Maturity Date,
     (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to SECTION 8.2.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.14 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

          1.2.  CROSS REFERENCES.

          All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                      2. AMOUNT AND TERMS OF THE CREDIT FACILITY

          2.1.  REVOLVING ADVANCES.

          The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in SECTION 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances under this SECTION 2.1 or otherwise would exceed the Borrowing Base less the L/C Amount. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in ARTICLE 3. Within the limits set forth in this SECTION 2.1, the Borrower may borrow, prepay pursuant to SECTION 2.10 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this SECTION 2.1:

          (a) The Borrower shall make each request for a Revolving Advance to the Lender before 12:00 noon (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or
     (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

          (b)   Upon fulfillment of the applicable conditions set forth in
     ARTICLE 4, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in SECTION 4.2 have been satisfied as of the time of the request.

          2.2.  LETTERS OF CREDIT.

          (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account and to guaranty the Borrower's obligations with respect thereto. The Lender shall have no obligation to cause an Issuer to issue, or to guaranty, any Letter of Credit if the face amount of the Letter of Credit to be issued or guarantied, would exceed the Borrowing Base less the sum of (A) all outstanding and unpaid Revolving Advances and (B) the L/C Amount.

     Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

          (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

          (c) Any request for the Lender to guaranty a Letter of Credit or to cause an Issuer to issue a Letter of Credit under this SECTION 2.2 shall be deemed to be a representation by the Borrower that the conditions set forth in SECTION 4.2 have been satisfied as of the date of the request.

          2.3. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT; OBLIGATION OF REIMBURSEMENT.

          The Borrower acknowledges that the Lender, as co-applicant guarantor on the Letters of Credit, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

          (a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

          (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

          (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

          (d) The Borrower's obligation to pay any Revolving Advance made under this SECTION 2.3 shall be evidenced by Revolving Note and shall bear interest as provided in SECTION 2.6.

          2.4.  SPECIAL ACCOUNT.

          If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

          2.5.  OBLIGATIONS ABSOLUTE.

          The Borrower's obligations arising under SECTION 2.3 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of SECTION 2.3, under all circumstances whatsoever, including (without limitation) the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

          (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

          (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          2.6.  INTEREST; DEFAULT INTEREST; PARTICIPATIONS; USURY.

          Interest accruing on the Note shall be due and payable in arrears on the first day of each month.

          (a) REVOLVING NOTE. Except as set forth in SECTIONS 2.6(b) and 2.6(d), the outstanding principal balance of the Revolving Note shall bear interest at the Floating Rate.

          (b) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (c) PARTICIPATIONS. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Agreement, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

          2.7.  FEES.

          (a) COMMITMENT RENEWAL FEE. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable commitment renewal fee of $10,000, due and payable upon the execution of this Agreement.

          (b) FACILITY FEES. Borrower shall pay to Lender a fee (the "Facility Fees") in an amount equal to one-quarter of one percent (0.25%) per annum of an amount equal to the average daily difference between the Aggregate Outstanding and Five Million Dollars ($5,000,000). To the extent the Aggregate Outstanding exceeds Five Million Dollars ($5,000,000) but is less than Seven Million Five Hundred Thousand Dollars ($7,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate

     Outstanding and Seven Million Five Hundred Thousand Dollars ($7,500,000). To the extent the Aggregate Outstanding exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) but is less than Ten Million Dollars ($10,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Ten Million dollars ($10,000,000). To the extent the Aggregate Outstanding exceeds Ten Million Dollars ($10,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and the Maximum Line. Such fee shall be calculated monthly and paid in arrears commencing on the first Banking Day of the month immediately following execution of this Agreement and continuing on the first Banking Day of each month thereafter until Lender's commitment to extend the Credit has been terminated pursuant to SECTION 2.10 or SECTION 8.2(a). Borrower hereby authorizes
     Lender, to make an Advance, subject to Availability in an amount equal to the Facility Fees then due and payable and apply the same to the Facility Fees due.

          (c) STANDBY LETTER OF CREDIT FEES. The Borrower agrees to pay the Lender a fee with respect to each standby Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two and one half percent (2.5%) of the aggregate amount that may then be drawn on all issued and outstanding standby Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such standby Letter of Credit until such date as such standby Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; PROVIDED, HOWEVER that during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four and one-half percent (4.5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

          (d) DOCUMENTARY LETTER OF CREDIT FEES. The Borrower agrees to pay the Lender fees with respect to each documentary Letter of Credit in accordance with the Lender's usual and customary fees with respect to documentary Letters of Credit.

          (e) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrower agrees to pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

          (f) COLLATERAL MONITORING FEES. So long as no Event of Default has occurred and is continuing, Borrower shall pay to Lender a monthly collateral monitoring fee of Two Hundred Fifty Dollars ($250) (the "Collateral Monitoring Fees"). The monthly collateral Monitoring Fee shall be paid in arrears commencing on the first Banking Day of the month immediately following execution of this Agreement and continuing on the first Banking Day of each month thereafter until all of the Obligations have been paid in full in money and the Commitment has been terminated pursuant to SECTIONS 2.10, 2.12 or 8.1. Borrower hereby authorizes
     Lender to make an Advance, subject to Availability, in an amount equal to the Collateral Monitoring Fees then due and payable and apply the same to the Collateral Monitoring Fees due.

          2.8.  COMPUTATION OF INTEREST AND FEES; WHEN INTEREST DUE AND PAYABLE.

          Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

          2.9.  CAPITAL ADEQUACY; INCREASED COSTS AND REDUCED RETURN.

          If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this SECTION 2.9:

          (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (b) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

          (c) "Return," for any period, means the return as determined by such Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect and costs of issuing or maintaining any Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (d) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

          (e) "Related Lender" includes (but is not limited to) the Lender, the Issuer, any parent corporation of the Lender or the Issuer and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this SECTION 2.9, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods so long as it accurately reflects the reduction. Lender agrees to provide to the Borrower such additional information with respect thereto upon written request by Borrower.

          2.10. VOLUNTARY PREPAYMENT; TERMINATION OF THE CREDIT FACILITY BY THE BORROWER; CLEANDOWN PERIOD.

          (a) VOLUNTARY PREPAYMENT; TERMINATION. Except as otherwise provided herein, the Borrower may prepay the Advances and Obligation of Reimbursement in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility at any time if it gives the Lender at least 30 days' prior written notice and pays any termination fee required under SECTION 2.11. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

          (b) CLEANDOWN PERIOD. Aggregate Outstandings (excluding Letters of Credit) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) for a thirty (30) consecutive-day period in each fiscal year that this Agreement is in effect, which period shall commence and end within such fiscal year.

          2.11. TERMINATION FEE; WAIVER OF TERMINATION FEE.

          (a) TERMINATION FEE. If the Credit Facility is terminated for any reason prior to January 1, 2000, the Borrower shall pay to the Lender a fee in an amount equal to one-half of one percent (0.5%) of the Maximum Line.

          (b) WAIVER OF TERMINATION FEE. The Borrower will not be required to pay the termination fee otherwise due under this SECTION 2.11 if such termination is made because of refinancing by an affiliate of the Lender.

          2.12. MANDATORY PREPAYMENT.

          Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this SECTION 2.12 or under SECTION 2.10 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

          2.13. PAYMENT.

          All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations one (1) Banking Day after receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations. Notwithstanding anything in SECTION 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in
SECTION 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

          2.14. PAYMENT ON NON-BANKING DAYS.

          Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

          2.15. USE OF PROCEEDS.

          The Borrower shall use the proceeds of Advances, and each Letter of Credit, if any, for ordinary working capital purposes and for general, lawful corporate purposes.

          2.16. LIABILITY RECORDS.

          The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 45 days after receipt.

             3. SECURITY INTEREST; COLLATERAL ACCOUNT; OCCUPANCY; SETOFF

          3.1.  GRANT OF SECURITY INTEREST.

          The Borrower hereby reaffirms and restates its pledge, assignment and grant to the Lender of a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

          3.2.  NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS.

          The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, after ten (10) days' written notice to the Borrower, the Lender may, but need not, in the Lender's name or in the Borrower's name demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

          3.3.  COLLATERAL ACCOUNT.

          Unless otherwise consented to by the Lender, Borrower will, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts, the Receivables or other Collateral (except Advances made by the Lender and excess amounts referenced in the last sentence of this SECTION 3.3) paid over to Borrower by the Lender), deposit the same in a special Lender account (the "Collateral Account") with the Lender or such other bank or financial institution as the Lender shall consent, over which the Lender alone has power of withdrawal, and will, to the extent required by the Lender, designate with each such deposit the particular Accounts or other item of Collateral upon which the remittance was made. Borrower acknowledges that the maintenance of the Collateral Account is solely for the convenience of the Lender in facilitating its own operations, and Borrower does not and shall not have any right, title or interest in the Collateral Account or in the amounts at any time appearing to the credit thereof. Amounts deposited in the Collateral Account shall not bear interest. All deposits into the Collateral Account shall be applied to the outstanding principal balance, if any, of the Revolving Loan after being held one (1) Banking Day, or at such later time as such amounts are actually and finally collected as determined by the Lender. Said proceeds shall be deposited in precisely the form received except for Borrower's endorsement where necessary to permit collection of items, which endorsement Borrower agrees to make. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof is made in the Collateral Account. Upon payment in full in cash of all outstanding Obligations, the Lender will pay over to Borrower, daily, any excess amounts received by the Lender as payment or proceeds of Collateral, whether received by the Lender as a deposit in the Collateral Account or received by the Lender as a direct payment on any of the sums due hereunder.

          3.4.  ASSIGNMENT OF INSURANCE.

          As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          3.5.  OCCUPANCY.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period after prior written notice to the Borrower.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earliest of (i) the cure to the satisfaction of the Lender of all Events of Default, (ii) payment in full and discharge of all Obligations and termination of the Commitment or (iii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this SECTION 3.5.

          3.6.  LICENSE.

          The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

          3.7.  FINANCING STATEMENT.

          A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

          Name and address of Debtor:

          Braun's Fashions, Inc.
          2400 Xenium Lane North
          Plymouth, Minnesota 55441

          Federal Tax Identification No. 41-0851237


          Name and address of Secured Party:

          Norwest Bank Minnesota, National Association
          Norwest Center
          Sixth Street and Marquette Avenue
          Minneapolis, Minnesota 55479-0152

          Federal Tax Identification No. 41-1592157

          3.8.  SETOFF.

          The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without prior notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest. Lender agrees to give prompt notice to Borrower after exercising its rights under this SECTION 3.8.

                               4. CONDITIONS OF LENDING

          4.1. CONDITIONS PRECEDENT TO THE INITIAL REVOLVING ADVANCE AND THE INITIAL LETTER OF CREDIT.

          The Lender's obligation to continue to make Revolving Advances or to cause to be issued any additional Letters of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a)   This Agreement, properly executed by the Borrower.

          (b)   The Note, properly executed by the Borrower.

          (c) A complete and accurate list of all stores operated by the Borrower, with the following information for each such location: store number, address, and telephone number, name of landlord and, if applicable, property manager, together with each such landlord's and property manager's address.

          (d) True and correct copies of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (e) True and correct copies of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (f)   Current searches of appropriate filing offices showing that
     (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (g) A certificate of the Borrower's and Guarantor's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's and Guarantor's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's and Guarantor's articles or certificate of incorporation and bylaws, and (iii) the signatures of the Borrower's and Guarantor's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's and Guarantor's behalf.

          (h) A current certificate issued by the Secretary of State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

          (i) A current certificate issued by the Secretary of State of Delaware, certifying that the Guarantor is in compliance with all applicable organizational requirements of the State of Delaware.

          (j) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (k) A certificate of an officer of the Borrower confirming the representations and warranties set forth in ARTICLE 5.

          (l) An opinion of counsel to the Borrower and Guarantor, addressed to the Lender.

          (m) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (n) A reaffirmation of Guaranty, properly executed by the Guarantor, pursuant to which the Guarantor unconditionally reaffirms its obligations under the Guaranty.

          (o) Payment of the fees and commissions due through the date of execution of this Agreement under SECTION 2.7 and expenses incurred by the Lender through such date and required to be paid by the Borrower under
     SECTION 9.7, including all legal expenses incurred through the date of this Agreement.

          (p) Such other documents as the Lender in its sole discretion may require.

          4.2.  CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT.

          The Lender's obligation to make each Advance or to cause the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in ARTICLE 5 are correct on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                          5. REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender as follows:

          5.1. CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER.

          The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. The Borrower conducts business solely under the names set forth in SCHEDULE 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in
SCHEDULE 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in
SCHEDULE 5.1 hereto. The Borrower's tax identification number is correctly set forth in SECTION 3.7 hereto.

          5.2.  AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS.

          The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          5.3.  LEGAL AGREEMENTS.

          This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

          5.4.  SUBSIDIARIES.

          The Borrower has no Subsidiaries.

          5.5.  FINANCIAL CONDITION; NO ADVERSE CHANGE.

          The Borrower has heretofore furnished to the Lender its audited financial statements for its fiscal year ended February 28, 1998 and unaudited financial statements for the fiscal year-to-date period ended January 30, 1999 and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

          5.6.  LITIGATION.

          There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

          5.7.  REGULATION U.

          The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          5.8.  TAXES.

          The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

          5.9.  TITLES AND LIENS.

          The Borrower has good and marketable title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in SECTION 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

          5.10. PLANS.

          Except as set forth in SCHEDULE 5.10, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

          (a)   Any accumulated funding deficiency within the meaning of ERISA;
     or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

          5.11. DEFAULT.

          The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

          5.12. ENVIRONMENTAL MATTERS.

          (a) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and to the Borrower's best knowledge, no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (c) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (d) There are no pending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the

     Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

          (e) To the Borrower's best knowledge, the Borrower's businesses are conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within twelve
     (12) months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

          5.13. SUBMISSIONS TO LENDER.

          All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is reasonably accurate in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

          5.14. FINANCING STATEMENTS.

          The Borrower previously provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. The Lender has a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

          5.15. RIGHTS TO PAYMENT.

          Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                         6. BORROWER'S AFFIRMATIVE COVENANTS

          So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

          6.1.  REPORTING REQUIREMENTS.

          The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the
Lender:

          (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include Guarantor and any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; and (ii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statements of income and cash flow of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include Guarantor and any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of EXHIBIT B hereto stating
     (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in SECTIONS 6.11 and 6.12;

          (c) within 20 days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, and within 15 days after the end of each month an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

          (d) within 45 days after the beginning of each fiscal year of the Borrower, the projected income statements for each month of such year, and if requested, the projected balance sheets for each month, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its reasonable discretion require;

          (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in SECTION 5.12 or which seek a monetary recovery against the Borrower in excess of $250,000;

          (f) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

          (g) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (h) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (i) promptly upon request of the Lender, a list of all of Borrower's locations and the fax number for each location, along with the telephone and fax number for the landlord of each location;

          (j) promptly upon knowledge thereof, notice of any change in the persons constituting the Borrower's executive officers;

          (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (l) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

          (m) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition;

          (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request; and

          (o)   promptly upon request by Lender, and in any event within ten
     (10) days of such a request by Lender, copies of any and all leases pursuant to which Borrower occupies any Premises.

          6.2.  BOOKS AND RECORDS; INSPECTION AND EXAMINATION.

          The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its senior officers and its independent accountants. Upon two Banking Days' notice to Borrower, the Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours; provided, however that if the Lender reasonably believes that a Default or an Event of Default may have occurred, Lender shall not be required to give prior notice of such inspections. For purposes of this SECTION 6.2, visits by employees or agents of Lender to stores operated by Borrower shall not be deemed to be inspections requiring prior notice as long as such visits are conducted during normal business hours.

          6.3.  ACCOUNT VERIFICATION.

          During any Default Period, the Lender may send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. At any time during any Default Period, the Lender may also telephone account debtors and other obligors to verify accounts.

          6.4.  COMPLIANCE WITH LAWS.

          (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

          6.5.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

          6.6.  MAINTENANCE OF PROPERTIES.

          (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this SECTION 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

          6.7.  INSURANCE.

          The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

          6.8.  PRESERVATION OF EXISTENCE.

          The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

          6.9.  DELIVERY OF INSTRUMENTS.

          Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

          6.10. PERFORMANCE BY THE LENDER.

          If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this ARTICLE 6 or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in SECTIONS 3.3, 6.5 and 6.7, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this SECTION 6.10.

          6.11. MINIMUM CASH FLOW; MINIMUM CASH ON HAND.

          The Borrower will maintain on a rolling twelve-month basis, determined as at the end of each fiscal quarter, Cash Flow at or above ($2,000,000). Notwithstanding the foregoing, in the event the Borrower fails to maintain the required level of Cash Flow set forth in the foregoing sentence, such failure will not constitute an Event of Default hereunder in the event the sum of Borrower's cash and cash equivalents (as determined in accordance with GAAP) as of the end of such measurement period equals or exceeds the following amounts during the periods set forth opposite such amounts:

                                                        MINIMUM CASH AND CASH
                       PERIOD                                EQUIVALENTS
 Funding Date through February 26, 2000                      $4,000,000

 February 27, 2000 through March 3, 2001                     $3,000,000

 March 4, 2001 through June 30, 2002                         $2,000,000


          6.12. MINIMUM INVENTORY TURNS RATIO.

          The Borrower will maintain, on a rolling twelve-month basis, determined as at the end of each fiscal quarter, an Inventory Turns Ratio at not less than 3.00 to 1.00.

                                7. NEGATIVE COVENANTS

          So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

          7.1.  LIENS.

          The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest upon or, assignment or transfer of any of its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

          (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

          (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in SCHEDULE 7.1 hereto, securing indebtedness for borrowed money permitted under SECTION 7.2;

          (c) the Security Interest and liens and security interests created by the Security Documents;

          (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding $50,000 in the aggregate during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

          (e) liens encumbering leasehold improvements and fixtures granted in favor of Borrower's landlords pursuant to leases;

          (f) liens securing capitalized lease obligations, to the extent such capitalized lease obligations are permitted hereunder; and

          (g) liens for taxes, payment of which is not yet due, or which are being contested in good faith by Borrower through appropriate proceedings properly instituted and diligently conducted, and for which adequate reserves have been established on its books by the Borrower.

          7.2.  INDEBTEDNESS.

          The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)   indebtedness arising hereunder;

          (b) indebtedness of the Borrower in existence on the date hereof and listed in SCHEDULE 7.2 hereto;

          (c)   indebtedness relating to liens permitted in accordance with
     SECTION 7.1;

          (d) capitalized lease obligations incurred from and after the date of this Agreement through the Original Maturity Date not to exceed $4,000,000 in the aggregate;

          (e) trade debt owed to vendors incurred in the ordinary course of business.

          7.3.  GUARANTIES.

          The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in SCHEDULE 7.2 hereto.

          7.4.  INVESTMENTS AND SUBSIDIARIES.

          (a) Without the prior written consent of Lender, which consent will not be unreasonably withheld, the Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                (ii) travel advances or loans (other than Stock Purchase Loans) to the Borrower's officers and employees not exceeding at any one time an aggregate of $50,000;

                (iii) Stock Purchase Loans in an amount not to exceed the sum of $200,000 to any one Person and $2,200,000 in the aggregate at any one time; and

                (iv) advances in the form of progress payments, prepaid rent not exceeding two months or security deposits.

          (b) Without the prior written consent of the Lender, which consent will be unreasonably withheld, the Borrower will not create or permit to exist any Subsidiary.

          7.5.  DIVIDENDS.

          Except as set forth below, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any distribution in respect thereof, either directly or indirectly.

          7.6.  SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS.

          The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

          7.7.  CONSOLIDATION AND MERGER; ASSET ACQUISITIONS.

          The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, unless:

          (a) the corporation formed by such consolidation or into which the Borrower or the Guarantor, as the case may be, is merged (if the Borrower or the Guarantor is not the surviving entity) or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Borrower or the Guarantor, as the case may be, (i) shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, (ii) shall expressly assume by an amendment to or restatement of this Agreement, executed and delivered to the Lender, in form satisfactory to the Lender, the performance of every covenant of this Agreement on the part of the Borrower and the Guarantor to be performed or observed and (iii) if such corporation or Person is a holding company with a significant portion of its operations conducted and assets held by one or more subsidiaries, shall provide for guaranties from such subsidiaries on substantially the same terms and conditions as are set forth in the Guaranty;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

          (c) immediately after giving effect to such transaction, the corporation formed by such consolidation or into which the Borrower or the Guarantor, as the case may be, is merged or the Person which acquired by conveyance or transfer all or substantially all of the properties and assets of the Borrower or the Guarantor, as the case may be, shall have a tangible net worth of not less than the consolidated tangible net worth of the Borrower and Guarantor immediately preceding such transaction;

          (d) the Borrower and the Guarantor have delivered to the Lender an officer's certificate and an opinion of counsel (which opinion may rely, as to factual matters, upon a certificate of an executive officer of the Borrower or the Guarantor) stating that such consolidation, merger, conveyance or transfer and such amendment or restatement complies with this
     Section 7.7setAc and that all conditions precedent herein relating to such transaction have been complied with; and

          (e) such merger, consolidation or sale has been approved prior to the transaction in writing by the Lender.

Upon any consolidation or merger of the Borrower or the Guarantor into another entity, or any conveyance or transfer of all or substantially all of the properties and assets of the Borrower or the Guarantor in accordance herewith, the successor entity formed by such consolidation or into which the Borrower or the Guarantor, as the case may be, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor entity had been named as the Borrower herein.

          7.8.  SALE AND LEASEBACK.

          The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          7.9.  RESTRICTIONS ON NATURE OF BUSINESS.

          Without the advance written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

          7.10. ACCOUNTING.

          The Borrower will not adopt any material change in accounting principles other than as required or permitted by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year unless such change is made in accordance with GAAP and all applicable tax laws and regulations.

          7.11. DEFINED BENEFIT PENSION PLANS.

          The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to
SECTION 5.10.

          7.12. OTHER DEFAULTS.

          The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

          7.13. PLACE OF BUSINESS; NAME.

          The Borrower will not transfer its chief executive office or principal place of business, or, except in the ordinary course of its business, move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name without the prior written consent of the Lender.

          7.14. ORGANIZATIONAL DOCUMENTS.

          The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws except as may otherwise be permitted under this Agreement or in a manner adverse to the interests of the Lender or which would impair the ability of the Lender to realize all of its benefits hereunder.

                      8. EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          8.1.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of the Obligations when they become due and payable;

          (b) Failure to pay when due any amount specified in SECTION 2.3 relating to the Borrower's Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under SECTION 2.4 or;

          (c) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

          (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

          (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

          (f) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

          (g) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

          (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

          (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

          (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

          (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

          (l) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

          (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

          (n) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, or any Guarantor shall cease to exist;

          (o) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur;

          (p) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender; or

          (q) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement, other than those identified in Sections 8.1(a) through (p) above and other than a breach of the requirements of Section 6.11, the breach of which covenant is not cured to the Lender's satisfaction within 10 Banking Days, provided that Lender shall have no obligation to make any Advance during any such cure period.

          8.2.  RIGHTS AND REMEDIES.

          During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

          (d) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to SECTION 2.12 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

          (e) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of SECTION 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

          8.3.  CERTAIN NOTICES.

          If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in SECTION 9.4) at least ten calendar days before the date of intended disposition or other action.

9.   MISCELLANEOUS

          9.1.  NO WAIVER; CUMULATIVE REMEDIES.

          No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          9.2.  EXISTING CREDIT AGREEMENT.

          The security interests granted by the Borrower to the Lender under this Agreement are in addition to, and shall be consolidated with, the liens and security interests granted by the Borrower to the Lender under the Existing Credit Agreement and any other prior security agreement, mortgage or other document, without affecting the lien, priority or effectiveness of those prior liens, security interests and agreements.

          9.3.  AMENDMENTS.

          No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          9.4.  ADDRESSES FOR NOTICES.

          Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or
(d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

          If to the Borrower:

          Braun's Fashions, Inc.
          2400 Xenium Lane
          Plymouth, Minnesota 55441
          Fax:  (612) 551-5198
          Attention: Mr. Andrew Moller

          If to the Lender:

          Norwest Bank Minnesota, National Association
          Norwest Center
          Sixth Street and Marquette Avenue
          Minneapolis, Minnesota 55479-0152
          Fax:  (612) 341-2472
          Attention: Mr. Leslie Tatarek

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of ARTICLE 2 shall not be effective until received by the Lender.

          9.5.  FURTHER DOCUMENTS.

          The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

          9.6.  COLLATERAL.

          This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

          9.7.  COSTS AND EXPENSES.

          The Borrower agrees to pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

          9.8.  INDEMNITY.

          In addition to the payment of expenses pursuant to SECTION 9.7, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in
          SECTION 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in SECTION 6.5(b); and

                (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this SECTION 9.8 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

          9.9.  PARTICIPANTS.

          The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

          9.10. EXECUTION IN COUNTERPARTS.

          This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

          9.11. BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; EXCHANGING INFORMATION.

          The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information; provided, however, that Lender acknowledges that Borrower is the operating subsidiary of a publicly-held corporation and certain information provided to Lender may consist of material, non-public documents and Lender will maintain such non-public information identified as such by Borrower in accordance with applicable securities laws.

          9.12. SEVERABILITY OF PROVISIONS.

          Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          9.13. HEADINGS.

          Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          9.14. GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL.

          The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


 NORWEST BANK MINNESOTA,                 BRAUN'S FASHIONS, INC.
 NATIONAL ASSOCIATION


 By:                                     By:
    ----------------------------            -----------------------------
 Name: Leslie Tatarek                    Name: Andrew K. Moller
 Title:   Vice President                 Title:   Vice President Finance and
                                                      Chief Financial Officer

                     ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR


          The undersigned, a guarantor of the indebtedness of BRAUN'S FASHIONS, INC. (the "Borrower") to Norwest Bank Minnesota, National Association (the "Lender") pursuant to a Guaranty dated as of December 2, 1996 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amended and Restated Revolving Credit and Security Agreement ("Agreement"); (ii) consents to the terms and execution of the Agreement by the Borrower; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; (iv) reaffirms the security interest of the Lender in its assets granted to the Lender pursuant to that certain Security Agreement dated as of December 2, 1996 ("Security Agreement"); and (v) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty and the Security Agreement for all of the Borrower's present and future indebtedness to the Lender.


                                        BRAUN'S FASHIONS CORPORATION


                                        By:
                                           ------------------------------------
                                        Name: Andrew K. Moller
                                        Title: Vice President Finance and Chief
                                                    Financial Officer

                          TABLE OF EXHIBITS AND SCHEDULES

          Exhibit A           Form of Revolving Note

          Exhibit B           Compliance Certificate

          Exhibit C           Premises

                                ___________________

          Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

          Schedule 7.1        Permitted Liens

          Schedule 7.2        Permitted Indebtedness and Guaranties

                                     Exhibit A to Amended and Restated Revolving
                                                   Credit and Security Agreement

                         AMENDED AND RESTATED REVOLVING NOTE

$12,000,000                                               Minneapolis, Minnesota
                                                                  March 15, 1999

          For value received, the undersigned, BRAUN'S FASHIONS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twelve Million Dollars ($12,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Revolving Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                   BRAUN'S FASHIONS, INC.


                                   By:
                                      -----------------------------
                                   Name:     Andrew K. Moller
                                   Title:    Vice President Finance and
                                             Chief Financial Officer

                                     Exhibit B to Amended and Restated Revolving
                                                   Credit and Security Agreement

                               COMPLIANCE CERTIFICATE

To:       _________________________________
          Norwest Bank Minnesota, National Association
Date:     __________________, 199___

Subject:  ___________________

          Financial Statements

          In accordance with our Amended and Restated Revolving Credit and Security Agreement dated as of March 15, 1999 (the "Credit Agreement"), attached are the financial statements of Braun's Fashions, Inc. (the "Borrower") as of and for ________________, _____ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

          I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

          EVENTS OF DEFAULT. (Check one):

     / / The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

     / / The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

          [I HEREBY CERTIFY TO THE LENDER AS FOLLOWS:

     / / THE REPORTING DATE MARKS THE END OF ONE OF THE BORROWER'S FISCAL QUARTERS, HENCE I AM COMPLETING ALL PARAGRAPHS BELOW EXCEPT PARAGRAPH
          __.

     / / THE REPORTING DATE MARKS THE END OF THE BORROWER'S FISCAL YEAR, HENCE I AM COMPLETING ALL PARAGRAPHS BELOW.]

          FINANCIAL COVENANTS.  I further hereby certify as follows:

          1.    MINIMUM CASH FLOW; MINIMUM CASH ON HAND.  Pursuant to
     SECTION 6.11 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash Flow was $_______ which / / satisfies / / does not satisfy the requirement that such amount be not less than

     ($2,000,000) on the Reporting Date or, such Cash Flow was less than ($2,000,000) but the Borrower's cash and cash equivalents as of such date equaled / / satisfies / / does not satisfy the requirement that such amount be not less than the amount set forth in the table below:

                                                        MINIMUM CASH AND CASH
                       PERIOD                                EQUIVALENTS
 Funding Date through February 26, 2000                      $4,000,000

 February 27, 2000 through March 3, 2001                     $3,000,000

 March 4, 2001 through June 30, 2002                         $2,000,000


          2. MINIMUM INVENTORY TURNS RATIO. Pursuant to SECTION 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Inventory Turns Ratio was _____ to 1.00 which / / satisfies / / does not satisfy the requirement that such ratio be no less than 3.00 to 1.00 on the Reporting
     Date:

          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                   BRAUN'S FASHIONS, INC.

                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:    Chief Financial Officer

                                     Exhibit C to Amended and Restated Revolving
                                                   Credit and Security Agreement

                                      PREMISES

          The Premises referred to in the Amended and Restated Revolving Credit and Security Agreement are legally described as follows:



                                  See Schedule 5.1

                                  Schedule 5.1 to Amended and Restated Revolving
                                                   Credit and Security Agreement

         TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS,
                            AND LOCATIONS OF COLLATERAL

                                    TRADE NAMES

          Braun's
          Christopher & Banks



                 CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

          2400 Xenium Lane North
          Plymouth, MN   55441


                      OTHER INVENTORY AND EQUIPMENT LOCATIONS


                       See attached list of store locations.

                                 Schedule 5.10 to Amended and Restated Revolving
                                                   Credit and Security Agreement

                                       PLANS

Plan Name                          Plan Type
---------                          ---------

Braun's Fashions, Inc.
Retirement Savings Plan            401(k)

                                  Schedule 7.1 to Amended and Restated Revolving
                                                   Credit and Security Agreement

                                  PERMITTED LIENS

 Creditor     Collateral            Jurisdiction       Filing Date  Filing No.
 --------     ----------            ------------       -----------  ----------
              230 NCR Model 7450    See list of store
 NCR Credit   cash registers        locations
 Corp. as     owned by Lessor and
 Lessor;      leased to Lessee
              under capital lease


                                  Schedule 7.2 to Amended and Restated Revolving
                                                   Credit and Security Agreement

                       PERMITTED INDEBTEDNESS AND GUARANTIES

                                    INDEBTEDNESS


                         Principal     Maturity    Monthly
 Creditor                Amount        Date        Payment        Collateral
 --------                ------        ----        -------        ----------
 Publicly held notes     $4,676,228    1/1/2005    See attached   None
 (Borrower and
 Guarantor
  co-obligors)
 NCR Credit Corp. as     $441,002.12   9/30/2000   $26,250.47     230 NCR Model 7450 cash
 Lessor;                                                          registers owned by
 Borrower and                                                     Lessor and leased to
 Guarantor as                                                     Lessee under capital
 co-lessees                                                       lease



                                     GUARANTIES

None.

                                  TABLE OF CONTENTS


1. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2. CROSS REFERENCES.. . . . . . . . . . . . . . . . . . . . . . . . . 8

2. AMOUNT AND TERMS OF THE CREDIT FACILITY . . . . . . . . . . . . . . . . . 8
     2.1. REVOLVING ADVANCES.. . . . . . . . . . . . . . . . . . . . . . . . 8
     2.2. LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.3. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT; OBLIGATION OF
          REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.4. SPECIAL ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.5. OBLIGATIONS ABSOLUTE.. . . . . . . . . . . . . . . . . . . . . . .11
     2.6. INTEREST; DEFAULT INTEREST; PARTICIPATIONS; USURY. . . . . . . . .11
     2.7. FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.8. COMPUTATION OF INTEREST AND FEES; WHEN INTEREST DUE AND PAYABLE. .13
     2.9. CAPITAL ADEQUACY; INCREASED COSTS AND REDUCED RETURN.. . . . . . .13
     2.10. VOLUNTARY PREPAYMENT; TERMINATION OF THE CREDIT FACILITY BY THE
           BORROWER; CLEANDOWN PERIOD. . . . . . . . . . . . . . . . . . . .14
     2.11. TERMINATION FEE; WAIVER OF TERMINATION FEE. . . . . . . . . . . .15
     2.12. MANDATORY PREPAYMENT. . . . . . . . . . . . . . . . . . . . . . .15
     2.13. PAYMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     2.14. PAYMENT ON NON-BANKING DAYS.. . . . . . . . . . . . . . . . . . .15
     2.15. USE OF PROCEEDS.. . . . . . . . . . . . . . . . . . . . . . . . .16
     2.16. LIABILITY RECORDS.. . . . . . . . . . . . . . . . . . . . . . . .16

3. SECURITY INTEREST; COLLATERAL ACCOUNT; OCCUPANCY; SETOFF. . . . . . . . .16
     3.1. GRANT OF SECURITY INTEREST.. . . . . . . . . . . . . . . . . . . .16
     3.2. NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS.. . . . . . . .16
     3.3. COLLATERAL ACCOUNT.. . . . . . . . . . . . . . . . . . . . . . . .16
     3.4. ASSIGNMENT OF INSURANCE. . . . . . . . . . . . . . . . . . . . . .17
     3.5. OCCUPANCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.6. LICENSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.7. FINANCING STATEMENT. . . . . . . . . . . . . . . . . . . . . . . .18
     3.8. SETOFF.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

4. CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . .19
     4.1. CONDITIONS PRECEDENT TO THE INITIAL REVOLVING ADVANCE AND THE
          INITIAL LETTER OF CREDIT.. . . . . . . . . . . . . . . . . . . . .19
     4.2. CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT.. . . .21


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

5. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .21
     5.1. CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE;
          INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER.. . .21
     5.2. AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. .22
     5.3. LEGAL AGREEMENTS.. . . . . . . . . . . . . . . . . . . . . . . . .22
     5.4. SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . . . . . . .22
     5.5. FINANCIAL CONDITION; NO ADVERSE CHANGE.. . . . . . . . . . . . . .22
     5.6. LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.7. REGULATION U.. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.8. TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.9. TITLES AND LIENS.. . . . . . . . . . . . . . . . . . . . . . . . .23
     5.10. PLANS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.11. DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     5.12. ENVIRONMENTAL MATTERS.. . . . . . . . . . . . . . . . . . . . . .24
     5.13. SUBMISSIONS TO LENDER.. . . . . . . . . . . . . . . . . . . . . .25
     5.14. FINANCING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .25
     5.15. RIGHTS TO PAYMENT.. . . . . . . . . . . . . . . . . . . . . . . .25

6. BORROWER'S AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .26
     6.1. REPORTING REQUIREMENTS.. . . . . . . . . . . . . . . . . . . . . .26
     6.2. BOOKS AND RECORDS; INSPECTION AND EXAMINATION. . . . . . . . . . .28
     6.3. ACCOUNT VERIFICATION.. . . . . . . . . . . . . . . . . . . . . . .28
     6.4. COMPLIANCE WITH LAWS.. . . . . . . . . . . . . . . . . . . . . . .29
     6.5. PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . . . . . . .29
     6.6. MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . . . .29
     6.7. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     6.8. PRESERVATION OF EXISTENCE. . . . . . . . . . . . . . . . . . . . .30
     6.9. DELIVERY OF INSTRUMENTS. . . . . . . . . . . . . . . . . . . . . .30
     6.10. PERFORMANCE BY THE LENDER.. . . . . . . . . . . . . . . . . . . .30
     6.11. MINIMUM CASH FLOW; MINIMUM CASH ON HAND.. . . . . . . . . . . . .31
     6.12. MINIMUM INVENTORY TURNS RATIO.. . . . . . . . . . . . . . . . . .31

7. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     7.1. LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     7.2. INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     7.3. GUARANTIES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     7.4. INVESTMENTS AND SUBSIDIARIES.. . . . . . . . . . . . . . . . . . .33
     7.5. DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     7.6. SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. . .34
     7.7. CONSOLIDATION AND MERGER; ASSET ACQUISITIONS.. . . . . . . . . . .34
     7.8. SALE AND LEASEBACK.. . . . . . . . . . . . . . . . . . . . . . . .35
     7.9. RESTRICTIONS ON NATURE OF BUSINESS.. . . . . . . . . . . . . . . .35
     7.10. ACCOUNTING. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     7.11. DEFINED BENEFIT PENSION PLANS.. . . . . . . . . . . . . . . . . .35
     7.12. OTHER DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . .36
     7.13. PLACE OF BUSINESS; NAME.. . . . . . . . . . . . . . . . . . . . .36
     7.14. ORGANIZATIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . .36


                                          ii

8. EVENTS OF DEFAULT, RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . .36
     8.1. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .36
     8.2. RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . .38
     8.3. CERTAIN NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .39

9. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     9.1. NO WAIVER; CUMULATIVE REMEDIES.. . . . . . . . . . . . . . . . . .40
     9.2. EXISTING CREDIT AGREEMENT. . . . . . . . . . . . . . . . . . . . .40
     9.3. AMENDMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     9.4. ADDRESSES FOR NOTICES. . . . . . . . . . . . . . . . . . . . . . .40
     9.5. FURTHER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . .41
     9.6. COLLATERAL.. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     9.7. COSTS AND EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . .41
     9.8. INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     9.9. PARTICIPANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     9.10. EXECUTION IN COUNTERPARTS.. . . . . . . . . . . . . . . . . . . .43
     9.11. BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; EXCHANGING
           INFORMATION.. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     9.12. SEVERABILITY OF PROVISIONS. . . . . . . . . . . . . . . . . . . .43
     9.13. HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     9.14. GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. . . . .44



                                         iii